Exhibit 10.19

AMENDMENT TO THE LIMITED ASSET PURCHASE AGREEMENT DATED SEPTEMBER 22, 2008 BETWEEN VEMICS, INC. (NOW iMEDICOR, INC.) AND CLEARLOBBY, INC.

Payment of 2,000,000 shares of restricted 144 Common Stock of Imedicor, Inc., a Nevada Corporation (formerly known as Vemics, Inc., and currently trading under the symbol VMCI) shall, upon the receipt by ClearLobby, Inc., (the acknowledgment of which shall be made by ClearLobby to Imedicor via electronic mail within two (2) business days of receipt) be deemed as payment in full of all monies due and owing ClearLobby, Inc., from Vemics, Inc., (now known as Imedicor, Inc.) pursuant to the Agreement entered into on September 11, 2008 between ClearLobby, Inc., and Vemics, Inc.

Imedicor, Inc., agrees that upon the six (6) month anniversary of the issuance date of the aforementioned shares, Imedicor's general counsel shall provide, and Imedicor shall make every effort to ensure its counsel provides, within five (5) calendar days of request, a legal opinion that the restrictions on the aforementioned shares can be removed, as long as the rules governing SEC Rule 144 that pertain to Imedicor and ClearLobby are met and satisfied.

AGREED:

iMedicor, Inc.:

/s/ Fred Zolla	September 3, 2009
Fred Zolla – CEO	Date

ClearLobby, Inc:

/s/ Sean Hanlon	September 3, 2009
Sean Hanlon - Owner	Date

ClearLobby, Inc:

/s/ Greg Englehardt	September 3, 2009
Greg Englehardt - Owner	Date